UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 8, 2008
Date of Report (Date of Earliest Event Reported)

ZiLOG, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13748	13-3092996
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6800 Santa Teresa Boulevard
San Jose, California 95119
(Address of principal executive offices, including zip code)

(408) 513-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 8, 2008, ZiLOG, Inc. (“ZiLOG” or the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with entities and persons affiliated with Riley Investment Management LLC (collectively, the “Riley Group”), resolving all proxy matters and other issues relating to the Company’s 2008 annual meeting of stockholders.

The Settlement Agreement provides, among other things, for the following:

▪	The Company will promptly increase the total number of directors on its Board of Directors from five to six, divided evenly among its three Classes;

▪	The Company’s Board of Directors will promptly elect Eric Singer to join its Board of Directors as a Class III director and appoint him to its Compensation Committee;

▪
The Company will include Mr. Singer in its proxy materials as a nominee for election to its Board of Directors as a Class III director and use its reasonable best efforts to cause Mr. Singer’s election to the Board of Directors at its 2008 annual meeting;

▪
the Riley Group will vote their shares in favor of the Company’s slate of nominees for election to the Board of Directors at ZiLOG’s 2008 and 2009 annual meetings, and will not solicit proxies in connection with those meetings;

▪
the Riley Group will abide by certain confidentiality and standstill obligations through the earlier of the first day following the completion of the Company’s 2009 annual meeting or October 10, 2009, including an agreement not to acquire an aggregate beneficial ownership position of more than 13% of the Company’s outstanding common stock; and

▪
Mr. Singer shall resign from the Board of Directors and any committee of the Board of Directors on which he then sits at any time the Riley Group beneficially owns less than 846,300 shares of the Company’s common stock (as adjusted for reverse stock splits, stock splits and stock dividends).

The description of the Settlement Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 8, 2008, in connection with the Settlement Agreement, the Board of Directors of the Company elected Eric Singer as a Class III director of the Board of Directors and as a member of the Compensation Committee of the Board of Directors.  In connection with Mr. Singer’s appointment, the Company’s Board of Directors increased the size of the Board of Directors from five directors to six directors.  Mr. Singer will serve as a Class III director until the Company’s 2008 annual meeting of stockholders at which time he will be subject to reelection by a vote of the stockholders.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2008, in connection with the Settlement Agreement, the Board of Directors of the Company amended the Company’s Bylaws to amend and restate Section 3.2 of the Bylaws to read as follows:

“Section 3.2 Number and Term of Office.  Subject to Article V of the Certificate of Incorporation, the number of directors constituting the entire Board of Directors shall be determined, from time to time, by a resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires. Directors need not be stockholders.”

Item 7.01.  Regulation FD Disclosure.

On August 8, 2008, the Company issued a press release announcing the Settlement Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any ZiLOG filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
10.1	Settlement Agreement, dated August 8, 2008, by and among ZiLOG, Inc., Riley Investment Partners Master Fund, L.P., Riley Investment Management LLC, B. Riley & Co., LLC and Bryant R. Riley.

99.1	Press release dated August 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZiLOG, INC.

By:	/s/ Norman G. Sheridan
Norman G. Sheridan
Executive Vice President of Technology & Operations

Date: August 8, 2008

EXHIBIT INDEX
Exhibit No.	Document
10.1	Settlement Agreement, dated August 8, 2008, by and among ZiLOG, Inc., Riley Investment Partners Master Fund, L.P., Riley Investment Management LLC, B. Riley & Co., LLC and Bryant R. Riley.

99.1	Press release dated August 8, 2008.